Exhibit 10.36.1

NU LOGO

Northest Utilities Service Company
107 Selden Street, Berlin, CT 06037
P. O. Box 270
Hartford, CT 06141-0270
Tel: (860) 665-2440
Fax: (860) 665-2330

John Roman

March 1, 2006

Andrew Spence

Ameresco, Inc.

111 Speen Street

Suite 410

Frarningham, MA 01701

Re:

Stock Purchase Agreement, dated February 1, 2006, between Select Energy Services, Inc. and Ameresco, Inc. (SPA)

Dear Andrew:

Section 10.01(d)(i) of the SPA provides the right for either party to the agreement to terminate if the Closing has not occurred by March 3, 2006 (30 days). Based upon the current direction of our refinancing efforts, we believe it makes sense for the right to terminate under this section to be extended for an additional 30 days. In other words, neither party would have the right to terminate under Section 10.01(d)(i) of the SPA until 60 days has lapsed from the date of the agreement. If you agree, please have. an appropriate representative from your organization execute the letter. If you have any questions, please don't: hesitate to contact me.

Sincerely yours,

/s/ John Roman
John Roman
Director of Accounting, NUEI

Agreed and accepted by:

/s/ Andrew B. Spence

Name:  Andrew B. Spence

Title:  VP/CFO

cc:

Tim Huckaby, FMI

Peter Brown, NU

Lane Watson, DBH